RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [•], 2016 (THE ’‘PROSPECTUS’’) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM ISSUER DIRECT, the Information Agent. The Information Agent’s telephone number is (919) 744-2722.

Incorporated under the laws of the State of Delaware

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Units of Chanticleer Holdings, Inc.

Subscription Price: $13.50 per Full Unit

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME,

ON [•], UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of the non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder to purchase one unit of securities in Chanticleer Holdings, Inc., a Delaware corporation, at a subscription price of $13.50 per full unit (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), subject to proration and on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Chanticleer Holdings, Inc.’s Subscription Rights Certificates” accompanying this Subscription Rights Certificate. If any units available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the “Excess Units”), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Units pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”). The number of units subscribed for pursuant to this Non-Transferable Subscription Rights Certificate is subject to reduction as a result of Tax Attribute Considerations as described in the Prospectus. The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each unit in accordance with the “Instructions as to Use of Chanticleer Holdings, Inc. Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Chanticleer Holdings, Inc. and the signatures of its duly authorized officers.

Dated:

President and Chief Executive Officer	Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by mail, hand or overnight courier:

Securities Transfer Corp.

2591 Dallas Parkway, Suite 102

Frisco, TX 75034

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for units pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for units pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 3 below. To the extent you subscribe for more units than you are entitled under either the Basic Subscription Right or the Over-Subscription Right, you will be deemed to have elected to purchase the maximum number of units for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Right, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for ________ (no. of units	units x $13.50____ (subscription price)	=	$_________ (amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional units pursuant to your Over-Subscription Right:

I apply for ________ (no. of units)	units x $13.50_____ (subscription price)	=	$_________ (amount enclosed)

(c) Total Amount of Payment Enclosed = $________

METHOD OF PAYMENT (CHECK ONE)

☐ Check or bank draft payable to "Securities Transfer Corporation Account P, as Escrow Agent for Chanticleer Holdings, Inc."

☐ Wire transfer of immediately available funds directly to the account maintained by Securities Transfer Corporation, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering to Vision Bank – Texas, for credit to for Securities Transfer Corporation Account [•], Chanticleer Holdings, Inc., ABA No. [•], further credit to Account Number [•], with reference to the rights holder's name.

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the units underlying your subscription rights or a certificate representing unexercised subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

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FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Rights Offering and I hereby irrevocably subscribe for the number of units indicated under Form 1 above on the terms and conditions specified in the Prospectus. This Form 3 must be signed by the registered holder(s) exactly as such holder's name(s) appear(s) on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed: ______________________________
(Name of Bank or Firm)

By: ______________________________
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF CHANTICLEER HOLDINGS INC.’S NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE, CONTACT ISSUER DIRECT AT (919) 744-2722 OR BY EMAIL AT TRANSFER@ISSUERDIRECT.COM.